EXHIBIT 32
SECTION 1350 CERTIFICATIONS
CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES — OXLEY ACT OF 2002
The undersigned certify that, to their knowledge, the Form 10-K of Wilmington Trust Corporation (“Wilmington Trust”) for 2007 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 and that the information contained in that report fairly presents, in all material respects, the financial condition and results of operation of Wilmington Trust.

February 28, 2008	/s/ Ted T. Cecala
Ted T. Cecala
Chairman of the Board and Chief Executive Officer

/s/ David R. Gibson
Ted T. Cecala
Executive Vice President and Chief Financial Officer